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                                                                EXHIBIT 10.01

                               U.S. $203,000,000

                              TERM LOAN AGREEMENT

                           DATED AS OF AUGUST 1, 1994

                                    BETWEEN

                         ARISTECH CHEMICAL CORPORATION

                                AS THE BORROWER

                                      AND

                             MITSUBISHI CORPORATION

                                 AS THE LENDER


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                              TERM LOAN AGREEMENT

                  THIS TERM LOAN AGREEMENT ("Agreement"), dated as of August 1, 1994 by and between ARISTECH CHEMICAL CORPORATION, a Delaware corporation (hereinafter referred to as the "Borrower"), and MITSUBISHI CORPORATION, a corporation organized under the laws of Japan (hereinafter referred to as "Lender").

                                    RECITALS

                  WHEREAS, Borrower is an indirectly owned subsidiary of Lender; and

                  WHEREAS, Borrower desires to borrow, and Lender is willing to lend, the sum of Two Hundred Three Million Dollars (U.S. $203,000,000) pursuant to the terms and subject to the conditions herein contained.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                       CERTAIN DEFINITIONS; CONSTRUCTION

                  1.01 DEFINITIONS. In addition to the words and terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

                           "BANKRUPTCY CODE" shall mean the provisions of title
11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended, modified or supplemented from time to time.

                           "BUSINESS DAY" shall mean any day other than a
Saturday, Sunday, public holiday under the laws of the state of New York or of Japan or other day on which commercial banks in New York, New York or Tokyo, Japan, are required or authorized to close under applicable law.

                           "CLOSING DATE" shall mean the date of this
Agreement.

                           "CODE" shall mean the Internal Revenue Code of 1986,
as amended, and any successor statute, and the rules and regulations promulgated thereunder.

                           "EVENT OF DEFAULT" or "Default" shall mean any of
the events of default described in Section 3.01 of this Agreement.



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                           "GAAP" means generally accepted accounting
principles in the United States of America applied by the Borrower on a consistent basis as to both classification of items and amounts, which shall include but not be limited to the official interpretations thereof by the Financial Accounting Standards Board, its predecessors or successors.

                           "INDEBTEDNESS" means all items of indebtedness which
in accordance with GAAP should be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which such indebtedness is to be determined.

                           "INTEREST PAYMENT DATE" shall mean the last Business
Day of each Interest Period. If any Interest Period would expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any such Interest Period would expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

                           "INTEREST PERIOD" shall mean the period commencing
on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date thereafter; and, thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the first Interest Payment Date thereafter.

                           "LIBO RATE" shall mean, for each Interest Period,
the rate per annum as determined by reference to page 3750 of Telerate (at approximately 11:00 a.m. London, England time, on the date two London Business Days prior to the first day of such Interest Period), in the London Interbank Market for deposits of dollars for a period equal to the length of such Interest Period and in an amount comparable to the aggregate unpaid principal amount of the Term Loan outstanding during such Interest Period.

                           "LOAN DOCUMENTS" shall mean this Agreement and all
other agreements, instruments, certificates and documents contemplated by or delivered or required to be delivered under this Agreement or in connection herewith, as any or all of the foregoing may be amended, supplemented or otherwise modified from time to time.

                           "LONDON BUSINESS DAY" shall mean any day other than
a Saturday, Sunday, public holiday under the laws of England or other day on which prime banks in London England are required or authorized to close under applicable law.

                           "MATURITY DATE" shall mean 11:00 a.m., Tokyo, Japan
time, on July 31, 2002.

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                           "OLD FACILITY" shall mean that certain Credit
Agreement, dated as of April 18, 1990, among Borrower, as the borrower, ACC Holdings Corporation, ACC Middle Corporation, Aristech Chemical International Limited, Aristech Chemical International Sales Limited and Lender, as Guarantors, The Mitsubishi Bank, Limited, acting through its New York Branch and The Mitsubishi Trust and Banking Corporation, acting through its New York Branch, as the Co-Arrangers, certain commercial lending institutions as the lenders and The Mitsubishi Bank, Limited, acting through its New York Branch, as the Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

                  1.02 CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Time is of the essence in this Agreement and the other Loan Documents. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section and subsection references are to this Agreement unless otherwise specified. References to dollar amounts shall be to United States dollars.

                                   ARTICLE II

                                 THE TERM LOAN

                  2.01 MAKING OF TERM LOAN. Subject to the terms and conditions hereof, the Lender shall make a loan to the Borrower on the Closing Date in the aggregate principal amount of Two Hundred Three Million Dollars (U.S. $203,000,000) (the "Term Loan"). No portion of the Term Loan may be reborrowed by Borrower.

                  2.02 PAYMENTS ON ACCOUNT OF PRINCIPAL. The unpaid principal amount of the Term Loan shall be due and payable on the Maturity Date. The Borrower shall have the right, at the Borrower's option exercisable by delivery of thirty (30) days' prior written notice to Lender, to pay the Term Loan in whole or part on any Interest Payment Date, without premium or penalty; provided, however, that the minimum prepayment amount with respect to the Term Loan shall be $500,000.

                  2.03  PAYMENTS ON ACCOUNT OF INTEREST.

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                           (a)  Payment of Interest.  The Borrower shall pay
interest in respect of the entire outstanding unpaid principal balance of the Term Loan at a rate per annum during each Interest Period equal to 1.375 percent in excess of the LIBO Rate in effect for each such Interest Period. Interest shall be payable on the outstanding balance of the Term Loan until the Term Loan is paid in full. Interest accrued on the outstanding principal balance of the Term Loan during any Interest Period shall be payable on the Interest Payment Date for such Interest Period.

                           (b)  Interest Period Election.  Borrower shall have
the option of selecting Interest Periods of one, two, three or six months duration and may elect to have more than one Interest Period outstanding at any one time; provided, however, that (i) no Interest Period shall extend beyond the Maturity Date and (ii) the initial Interest Period for the Term Loan shall be one month. Thereafter, Borrower shall, not less than seven Business Days prior to the next Interest Payment Date, specify in writing to Lender the duration of the next Interest Period, which shall commence on (and include) the Interest Payment Date and shall expire on (but exclude) the next Interest Payment Date. If Borrower fails at any time to make an Interest Period election, the next succeeding Interest Period shall be of one month's duration and all succeeding Interest Periods thereafter shall be for one month's duration until such time, if any, as Borrower makes an Interest Period election.

                           (c)  Interest Rate After Maturity.  After the
principal amount of the Term Loan shall have become due and payable, whether at maturity or by acceleration, declaration or otherwise, it shall thereafter bear interest at a rate per annum equal at all times to 2.0 percent above the rate of interest otherwise applicable pursuant to Section 2.03(a) of this Agreement until paid, payable on demand.

                           (d)  Maximum Rate.  In no contingency or event shall
interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law deemed applicable to this Agreement (the "Maximum Rate"). In the event that it is determined that the rate of interest charged hereunder exceeded the Maximum Rate during any period or periods, the rate of interest hereunder for such period or periods shall be deemed to have been the Maximum Rate, and the rate of interest hereunder shall be deemed to have continued to be and shall continue to be the Maximum Rate for such period as is necessary for the total amount of interest paid or accrued hereunder to equal the amount of interest that would have been paid or accrued hereunder had the interest rate hereunder at all times remained as provided in the preceding subsections of this Section 2.03. If, notwithstanding the foregoing interest rate adjustment, it is determined that the Lender has received interest in excess of the Maximum Rate, any such excess shall (i) first, be applied to any unpaid costs and expenses owed to the

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Lender under this Agreement or any other Loan Document and to the unpaid principal amount of the Term Loan and (ii) second, be refunded to the Borrower.

                  2.04 USE OF PROCEEDS. The Borrower hereby represents and warrants to the Lender that all proceeds of the Term Loan will be used solely for the refinancing of Indebtedness of the Borrower outstanding on the Closing Date and owed to certain lending institutions pursuant to the Old Facility.

                  2.05 BORROWER'S COVENANTS. Until and unless the Term Loan and all interest accrued thereon shall have been fully paid or repaid, the Borrower hereby covenants and agrees that any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of the Borrower or the proceeds thereof, except for the repayments or prepayments contemplated by Article IV hereof, shall not, without a prior written consent of the Lender, be made to any creditor or creditors of the Borrower (other than the Lender) other than in the ordinary course of business.

                  2.06 PAYMENTS. All payments or prepayments to be made in respect of principal, interest or fees or amounts due from Borrower hereunder shall be payable on the date when due in U.S. Dollars in immediately available funds before 11:00 A.M. Tokyo, Japan time at the Head Office of The Mitsubishi Bank, Tokyo, Japan for the account of Lender.

                                  ARTICLE III

                                    DEFAULT

                  3.01  CONCERNING DEFAULTS.

                  The Borrower shall be in default under this Agreement upon the occurrence of any one or more of the following events (herein called "Events of Default"):

                           (a) nonpayment of interest, principal or any amount due hereunder on or before the date when due, whether at maturity or by acceleration or otherwise, and such failure shall continue for a period of 10 days;

                           (b) the Borrower fails to comply with any other terms, covenants or conditions contained herein or in any Loan Documents, and such failure (exclusive of monetary obligations) is not remedied within sixty (60) days thereafter;

                           (c) the Borrower shall default (i) in any payment of principal of or interest on any other Indebtedness beyond any period of grace provided with respect thereto, or (ii)

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         in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, and as a result of the Borrower's default such obligation has become due prior to its stated maturity and the result of an event specified in clause
         (ii) is to accelerate or permit the acceleration of any such obligation in excess of $1,000,000; or

                           (d) adjudication of the Borrower as a bankrupt or insolvent, or entry of an order, remaining unstayed by appeal or otherwise for 30 days, appointing a receiver or trustee for the Borrower, or for all or any of its property, or approving a petition seeking reorganization or other similar relief under the Bankruptcy Code or other similar laws of the United States or of any state or of any other competent jurisdiction, or the filing by the Borrower of a petition seeking any of the foregoing or consenting thereto, or the filing of a petition to take advantage of any debtors' act, or making a general assignment for the benefit of creditors, or admitting in writing its inability to pay its debts as they mature.

                  3.02 REMEDIES. If an Event of Default shall have occurred and be continuing, then the Lender may forthwith, or at any time thereafter, by notice to the Borrower, declare the unpaid principal amount of the Term Loan and all interest then accrued thereon to be immediately due and payable, and such principal and interest shall thereupon be immediately due and payable without presentment, protest, demand or other notice all of which are hereby waived. Lender shall also have all other rights and remedies available to Lender at law or in equity.

                                   ARTICLE IV

                                  NEW LOAN(S)


                  The Lender has been informed and is aware that the Borrower intends to borrow from one or more banks or financial institutions, on or before March 31, 1995, the aggregate amount of at least Three Hundred Seventy-Six Million Dollars (U.S. $376,000,000)(the "New Loan(s)"), all of which will be used for the repayment or prepayment of certain portions of (i) the then outstanding loan or loans extended to the Borrower by the Lender or its subsidiary(s) or affiliated company(s) and/or (ii) the then outstanding loan or loans extended by banks or financial institutions to the Borrower and guaranteed by the Lender or its subsidiary(s) or affiliated company(s). In order to assist the Borrower in borrowing the New Loan(s), the Lender is prepared to enter into discussions with the Borrower and the lenders of the

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New Loan(s) with regard to any amendment of this Agreement and/or new conditions of this Agreement or the Term Loan.

                                   ARTICLE V

                                 MISCELLANEOUS

                  5.01 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, excluding its rules relating to the conflict of laws.

                  5.02 NOTICES. Any notice or request by any party hereto shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission or upon receipt when mailed by overnight courier, addressed as follows, until notice of some other address shall have been given to the other party:

                           If to the Borrower:

                           Aristech Chemical Company
                           600 Grant Street, Room 1188
                           Pittsburgh, Pennsylvania  15219-2704
                           Attention: Mr. Anthony F. Mastro
                           Facsimile: (412) 433-7819

                           If to the Lender:

                           Mitsubishi Corporation
                           3-1, Marunouchi 2-Chome, Chiyoda-Ku
                           Tokyo 100-86, Japan
                           Attention: Mr. Noriyoshi Fukuyama
                           Facsimile:  011 813 3210 5513

                  5.03 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which constitutes an original.

                  5.04 WAIVERS; AMENDMENTS. The observance or performance of any covenant or obligation imposed upon the Borrower under any provision of this Agreement may be waived in writing by the Lender and the same shall then be effective only for the period on the conditions and for the specific instances and purposes specified in such writing; provided, however, that no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereto. No modification of any provision of this Agreement or of the Note shall be effective unless made in writing by the Borrower and the Lender; provided, however, that no such amendment shall impair the rights of any holder of Senior Indebtedness hereunder without the consent of such holder.

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                  5.05 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign this Agreement and all of its rights and obligations hereunder to any wholly owned corporate subsidiary of Lender. Except to the extent otherwise required by its context, the word "Lender" where used in this Agreement shall mean and include the holder of the Note originally issued to the Lender, and the holder of such Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

                  5.06 SEVERABILITY. The provisions of this Agreement and of the other Loan Documents are severable, and if any clause or provision of this Agreement or of any other Loan Document shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof and of the other Loan Documents in any jurisdiction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  5.07 ENTIRE AGREEMENT. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

ATTEST:                                        ARISTECH CHEMICAL CORPORATION

By: /s/ D. F. TUTHILL                          By: /s/ W. D. WALSTON
   -------------------------------                ---------------------------
Title: Secretary                               Title: Treasurer

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ATTEST:                                        MITSUBISHI CORPORATION

By: /s/ Y. HARA                                By: /s/ N. FUKUYAMA
   -------------------------------                ---------------------------
Title: Deputy General Manager                  Title: General Manager
       Aristech Department                            Aristech Department

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                                First Amendment

         This First Amendment, dated as of June 3, 1996, by and between Aristech Chemical Corporation, a Delaware corporation (the "Borrower") and Mitsubishi Corporation, a corporation organized under the laws of Japan (the "Lender"),

                                WITNESSETH THAT:

         WHEREAS, the Borrower and the Lender entered into a Term Loan Agreement dated as of August 1, 1994 (the "Original Agreement"); and

         WHEREAS, the Borrower and the Lender wish to amend the Original Agreement to revise the interest rate on borrowings covered by the Original Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Definitions

         Except as expressly changed herein, terms in this First Amendment which are defined in the Original Agreement are herein used as therein defined.

2.       Change in Payment of Interest

         Section 2.03(a) of the Original Agreement is hereby amended to read in full as follows:

         (a) Payment of Interest. The Borrower shall pay interest in respect of the entire outstanding unpaid principal balance of the Term Loan at a rate per annum during each Interest Period equal to 0.55 percent in excess of the LIBO Rate in effect for each such Interest Period.


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                  Interest shall be payable on the outstanding balance of the
                  Term Loan until the Term Loan is paid in full. Interest accrued on the outstanding principal balance of the Term Loan during any Interest Period shall be payable on the Interest Payment Date for such Interest Period.

3.       Effectiveness

         This First Amendment shall be effective as of June 3, 1996.

4.       Miscellaneous

         (a) Except as specifically amended herein, the Original Agreement shall remain in full force and effect.

         (b) This First Amendment may be executed in any number of counterparts each of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         (c) This First Amendment shall be governed by the laws of the State of New York, excluding its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of June 3, 1996.


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                         ARISTECH CHEMICAL CORPORATION



                              By: /s/ W.D. WALSTON
                                Title: TREASURER


                              MITSUBISHI CORPORATION



                              By: /s/ HAJIME KOGA
                             Title: General Manager
                                 Aristech Dept.


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                                Second Amendment

         This Second Amendment, dated as of September 30, 1996, by and between Aristech Chemical Corporation, a Delaware corporation (the "Borrower") and Mitsubishi Corporation, a corporation organized under the laws of Japan (the "Lender"),

                                WITNESSETH THAT:

         WHEREAS, the Borrower and the Lender entered into a Term Loan Agreement dated as of August 1, 1994. as amended by the First Amendment dated as of June 3, 1996 (as amended, the "Original Agreement"); and

         WHEREAS, the Borrower and the Lender wish to amend the Original Agreement to revise the interest rate on borrowings covered by the Original Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Definitions

         Except as expressly changed herein, terms used in this Second Amendment which are defined in the Original Agreement are herein used as therein defined.

2.       Change in Payment of Interest

         Section 2.03(a) of the Original Agreement is hereby amended to read in full as follows:

         (a)      Payment of Interest

                  Effective November 1, 1996, the Borrower shall pay interest in respect of the entire outstanding unpaid


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                  principal balance of the Term Loan at a rate per annum during each Interest Period equal to 0.4875 percent in excess of the LIBO Rate in effect for each such Interest Period. Interest shall be payable on the outstanding balance of the Term Loan until the Term Loan is paid in full. Interest accrued on the outstanding principal balance of the Term Loan during any Interest Period shall be payable on the Interest Payment Date for such Interest Period.

3.       Effectiveness

         This Second Amendment shall be effective as of September 30, 1996.

4.       Miscellaneous

         (a) Except as specifically amended herein, the Original Agreement shall remain in full force and effect.

         (b) This Second Amendment may be executed in any number of counterparts each of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         (c) This Second Amendment shall be governed by the laws of the State of New York, excluding its rules relating to the conflict of laws.


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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as of September 30, 1996.

                              ARISTECH CHEMICAL CORPORATION



                              By: /s/ W.D. WALSTON
                                 --------------------------
                                 Title: TREASURER



                              MITSUBISHI CORPORATION



                              By: /s/ HAJIME KOGA
                                 --------------------------
                              Title: General Manager
                                     Aristech Dept.